                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          The Williams Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                       [WILLIAMS COMPANIES LOGO]

KEITH E. BAILEY, CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF EXECUTIVE OFFICER

To the Stockholders of The Williams Companies, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Williams Companies, Inc. to be held on Thursday, May 21, 1998, in the Williams Resource Center, One Williams Center, Tulsa, Oklahoma, commencing at 11 a.m., local time. We look forward to greeting personally as many of our stockholders as possible at the meeting.

     The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. A report on the operations of the Company will be presented at the meeting, followed by a question-and-answer and discussion period.

     We know that most of our stockholders are unable personally to attend the Annual Meeting. Proxies are solicited so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

     Thank you for your continued interest in the Company.

                                             Very truly yours,

                                             /S/ KEITH E. BAILEY

                                             Keith E. Bailey
Enclosures
March 30, 1998

                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1998

To the Stockholders of
The Williams Companies, Inc.

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of The Williams Companies, Inc. will be held in the Williams Resource Center, One Williams Center, Tulsa, Oklahoma, on Thursday, May 21, 1998, at 11 a.m., local time, for the following purposes:

          1. To elect seven directors of the Company;

          2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for 1998; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 27, 1998, as the record date for the meeting, and only holders of Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

                                             By Order of the Board of Directors

                                                      David M. Higbee
                                                         Secretary
Tulsa, Oklahoma
March 30, 1998

     EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE.

                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1998

     This Proxy Statement is furnished by The Williams Companies, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1998 Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders, and at any and all adjournments of said meeting. The term "Company" also includes subsidiaries where the context requires.

SOLICITATION AND REVOCATION OF PROXIES AND VOTING

     Execution and return of the enclosed proxy will not affect a stockholder's right to attend the Annual Meeting of Stockholders and to vote in person, and a stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but, if no specification is made, the shares represented by proxy will be voted as recommended by the Board of Directors.

     The expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Common Stock. The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person or by telephone or by other electronic means. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for which the Company will pay an estimated $9,500 in fees, plus expenses and disbursements. This Proxy Statement and accompanying proxy were first mailed to stockholders on or about March 31, 1998.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. If a quorum is present, proposals to be voted on at the Annual Meeting, other than the election of directors which requires a plurality of the votes cast, will be decided by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, unless the proposal relates to matters on which more than a majority vote is required under the Company's Restated Certificate of Incorporation, as amended, its By-laws, the laws of the State of Delaware under whose laws the Company is incorporated, or other applicable law.

     A stockholder may, with respect to the election of directors: (i) vote for the election of all nominees named herein; (ii) withhold authority to vote for all such nominees; or (iii) vote for the election of all such nominees other than any nominees with respect to whom the vote is specifically withheld by indicating in the space provided on the proxy. A stockholder may, with respect to each other matter to be voted upon: (i) vote for the matter; (ii) vote against the matter; or (iii) abstain from voting on the matter.

     Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instructions from the beneficial owner of the shares on a matter as to which, under the applicable rules of the New York Stock Exchange, the record owner does not have authority to vote without such instruction), will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast. A majority of the votes properly cast is required to ratify the appointment of the auditor. Accordingly, abstentions will be counted in tabulating the votes cast and, therefore, will have the same effect as a vote against the appointment of the auditor. Broker non-votes will not be counted in tabulating the votes cast.

     As a matter of policy, proxies and voting tabulations that identify individual stockholders are kept confidential. Such documents are only made available to those who process the proxy cards, tabulate the vote and serve as inspectors of election, none of whom are Company employees, and certain employees of the Company responsible for the Annual Meeting. The vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

     Only holders of the Company's Common Stock of record at the close of business on March 27, 1998, will be entitled to receive notice of and to vote at the Annual Meeting. The Company had 329,805,727 shares of Common Stock outstanding on the record date, and each share is entitled to one vote.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation, as amended, provides for three classes of directors of as nearly equal size as possible and further provides that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors, except that the total number of directors may not be less than five nor more than 17. The term of each class of directors is normally three years and the term of one class expires each year in rotation.

     Seven individuals, six of whom are currently directors of the Company, have been nominated for election as directors at the Annual Meeting. Five have been nominated for a three-year term, one has been nominated for a two-year term, and one has been nominated for a one-year term, and seven directors will continue in office to serve pursuant to their prior elections. In accordance with the recommendation of the Nominating Committee, the Board of Directors proposes that the following nominees be elected: Ms. Patricia L. Higgins, and Messrs. Glenn A. Cox, Thomas H. Cruikshank, William E. Green, Frank T. MacInnis, Gordon R. Parker, and Joseph H. Williams.

     In order to maintain balance in the three classes of directors, as required by the By-laws, Mr. Green, who was elected to the Board of Directors in January 1998, and Mr. MacInnis, who has been nominated for election to the Board of Directors, are standing for election as a Class II director for a two-year term expiring in May 2000 and as a Class I director for a one-year term expiring in May 1999, respectively. The remaining nominees named have been nominated for full three-year terms expiring in May 2001.

     The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Ms. Patricia L. Higgins, and Messrs. Glenn A. Cox, Thomas H. Cruikshank, William E. Green, Frank T. MacInnis, Gordon R. Parker, and Joseph H. Williams. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, the persons named in the proxy will vote for the election of such other person or persons as the Nominating Committee may recommend and the Board of Directors may propose to replace such nominee or, if none, the Nominating Committee will recommend that the size of the Board be reduced. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

     The names of the nominees and the directors whose terms of office will continue after the 1998 Annual Meeting, their principal occupations during the past five years, other directorships held and certain other information are set forth below.

STANDING FOR ELECTION

                                   CLASS III

                            (TERM EXPIRES MAY 2001)

GLENN A. COX, AGE 68

     Director since 1992. Mr. Cox was President and Chief Operating Officer of Phillips Petroleum Company, a company engaged in the exploration, production, refining and marketing of petroleum and in the manufacture and distribution of a wide variety of chemicals, until his retirement in 1991. Mr. Cox is also a director of BOk Financial Corporation, Helmerich & Payne, Inc. and Union Texas Petroleum Holdings, Inc.

THOMAS H. CRUIKSHANK, AGE 66

     Director since 1990. Mr. Cruikshank was Chairman of the Board and Chief Executive Officer of Halliburton Company, a diversified oil field services, engineering and construction company, until his retirement in 1995. He was an executive of Halliburton for more than five years. Mr. Cruikshank is also a director of The Goodyear Tire & Rubber Company, Seagull Energy Corporation and Lehman Bros. Holdings, Inc.

PATRICIA L. HIGGINS, AGE 48

     Director since 1995. Ms. Higgins is Vice President and Chief Information Officer of the Aluminum Company of America, an integrated aluminum company, and has been since 1997. She was President of Worldwide Communications Market Sector Group of Unisys Corporation from 1995 to 1996 and a Group Vice President of NYNEX from 1991 to 1994. Ms. Higgins is also a director of Fleet Bank N.A.

GORDON R. PARKER, AGE 62

     Director since 1987. Mr. Parker was Chairman of the Board of Newmont Mining Corporation, a company engaged in the exploration for, and the operation and management of, precious metal properties, until his retirement in 1994. He was an executive of Newmont for more than five years. Mr. Parker is also a director of Caterpillar, Inc. and Phelps Dodge Corporation.

JOSEPH H. WILLIAMS, AGE 64

     Director since 1969. Mr. Williams is engaged in personal investments. He was Chairman of the Board and Chief Executive Officer of the Company prior to his retirement in 1994. He was an executive of the Company for more than five years. Mr. Williams is also a director of The Prudential Life Insurance Company of America, Flint Industries, Inc. and The Orvis Company, Inc.

                                    CLASS II

                            (TERM EXPIRES MAY 2000)

WILLIAM E. GREEN, AGE 61

     Director since January 1998. Mr. Green is founder of William Green & Associates, a Palo Alto, California, law firm and has been with the firm since 1974. Mr. Green is also of-counsel to Arnelle, Hastie, McGee, Willis & Greene in San Francisco and serves as General Counsel for Douglas Broadcasting, Inc. and Personal Achievement Radio, Inc.

                                    CLASS I

                            (TERM EXPIRES MAY 1999)

FRANK T. MACINNIS, AGE 50

     Mr. MacInnis is Chairman of the Board, President, and Chief Executive Officer of EMCOR Group, Inc., one of the world's largest electrical and mechanical construction groups, and has been since 1994. He served as Chairman of the Board, President and Chief Executive Officer of Comstock Group, Inc. from 1989 to 1994. Mr. MacInnis is also Chairman of the Board of ComNet Communications, Inc. and a Director of PORTEC, Inc.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS I

                            (TERM EXPIRES MAY 1999)

ROBERT J. LAFORTUNE, AGE 71

     Director since 1978. Mr. LaFortune is self-employed and manages personal interests and investments. He has been so employed for more than five years. He is the former mayor of Tulsa. Mr. LaFortune is also a director of BOk Financial Corporation.

JACK A. MACALLISTER, AGE 70

     Director since 1994. Mr. MacAllister is Chairman Emeritus of U S WEST, Inc., a telecommunications company. Mr. MacAllister retired as Chairman of the Board of U S WEST in 1992. He served as the Chief Executive Officer of U S WEST from 1982 to 1990. Mr. MacAllister is also a director of TELUS Corporation.

PETER C. MEINIG, AGE 58

     Director since 1993. Mr. Meinig is President and Chief Executive Officer of HM International, Inc., a privately-owned diversified manufacturing and management company, and has been for more than five years.

KAY A. ORR, AGE 59

     Director since 1991. Mrs. Orr served as Governor of Nebraska from 1987 to 1991. Mrs. Orr is also a director of the Consumer Services Board of ServiceMaster.

                                    CLASS II

                            (TERM EXPIRES MAY 2000)

KEITH E. BAILEY, AGE 55

     Director since 1988. Mr. Bailey was elected Chairman of the Board of the Company in 1994. He was elected President of the Company in 1992 and Chief Executive Officer in 1994. He served as Executive Vice President of the Company from 1986 to 1992. Mr. Bailey is also a director of BOk Financial Corporation, Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, Texas Gas Transmission Corporation, Williams Holdings of Delaware, Inc. and Apco Argentina Inc.

W. R. HOWELL, AGE 62

     Director since 1997. Mr. Howell is Chairman Emeritus of J. C. Penney Company, Inc., a major retailer. He was Chairman of the Board and Chief Executive Officer of J. C. Penney from 1983 to 1995. He is also a director of Exxon Corporation, Warner-Lambert Company, Bankers Trust, Halliburton Company and Chairman of the Board of Trustees of Southern Methodist University, Dallas, Texas.

JAMES C. LEWIS, AGE 65

     Director since 1978. Mr. Lewis is Chairman of the Board of Optimus Corporation, an investment company, and has been for more than five years. Mr. Lewis is also a director of CFT, Inc.
                             ---------------------

COMMITTEES, MEETINGS AND DIRECTOR COMPENSATION

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, the Board is not involved in the day-to-day operations of the Company. The Board is kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing analyses and reports provided to it on a regular basis and by participating in Board and Committee meetings.

     The Board of Directors held 12 meetings during 1997. No director attended less than 75 percent of the Board and Committee meetings. The Board has established standing committees to consider designated matters. The Committees of the Board are Executive, Audit, Nominating and Compensation. In accordance with the By-laws of the Company, the Board of Directors annually elects from its members the members and chairman of each Committee.

     Executive Committee. Members: Keith E. Bailey, Chairman, Glenn A. Cox, Robert J. LaFortune, James C. Lewis, Peter C. Meinig and Joseph H. Williams.

     The Executive Committee is authorized to act for the Board of Directors in the management of the business and affairs of the Company, except as such authority may be limited from time to time by the laws of the State of Delaware. The Executive Committee did not meet in 1997.

     Audit Committee. Members: Robert J. LaFortune, Chairman, Patricia L. Higgins, James C. Lewis, Peter C. Meinig and Kay A. Orr.

     The Audit Committee is composed of nonemployee directors. The Audit Committee annually considers the qualifications of the independent auditor of the Company and makes recommendations to the Board on the engagement of the independent auditor. The Audit Committee meets on a scheduled basis with representatives of the independent auditor and is available to meet at the request of the independent auditor. During meetings, the Audit Committee receives reports regarding the Company's books of accounts, accounting procedures, financial statements, audit policies and procedures and other matters within the scope of the Committee's duties. It reviews the plans for and results of audits of the Company and its subsidiaries. It reviews and approves the independence of the independent auditor. It considers and authorizes the fees for both audit and nonaudit services of the independent auditor, and the Committee or its Chairman must authorize in advance any nonaudit services in excess of $50,000.

     The Audit Committee also meets with representatives of the Company's Audit Services Department. It reviews the results of the internal audits, compliance with the Company's written policies and procedures and the adequacy of the Company's system of internal accounting and management controls. It meets with the financial and accounting officers of the Company and the executive officers of subsidiary companies to review various aspects of their operations. During 1997, the Audit Committee met four times.

     Nominating Committee. Members: Kay A. Orr, Chairman, Thomas H. Cruikshank, W.R. Howell, Jack A. MacAllister, Gordon R. Parker and Joseph H. Williams.

     The Nominating Committee is composed of nonemployee directors. The Nominating Committee is responsible for recommending candidates to fill vacancies on the Board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each Annual Meeting of Stockholders. Additionally, the Committee recommends to the Board the individual to be the Chairman of the Board and Chief Executive Officer. During 1997, the Nominating Committee met three times.

     Qualifications considered by the Nominating Committee for director candidates include an attained position of leadership in the candidate's field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company's lines of business and the ability to serve the interests of all stockholders. The Committee will consider director candidates submitted to it by other directors, employees and stockholders. As a requisite to consideration, each recommendation must be accompanied by biographical material on the proposed candidate, as well as an indication that the proposed candidate would be willing to serve as a director if elected. Recommendations with supporting material may be sent to the attention of the Corporate Secretary.

     Compensation Committee. Members: Thomas H. Cruikshank, Chairman, Glenn A. Cox, Patricia L. Higgins, W.R. Howell, Jack A. MacAllister and Gordon R. Parker.

     The members of the Compensation Committee are nonemployee directors and are not eligible to participate in any of the plans or programs which the Committee administers. The Compensation Committee approves the standard for setting salary ranges for executive officers of the Company, reviews and approves the salary budgets for all other officers of the Company and of each subsidiary and specifically reviews and approves the compensation of the senior executives of the Company. It reviews action taken by management in accordance with the salary guidelines for executives and establishes the performance objectives for variable compensation for executives. It also approves stock option grants for the executive officers named herein. See the "Compensation Committee Report on Executive Compensation" elsewhere herein. During 1997, the Compensation Committee met four times.

     Compensation of Directors. Employee directors receive no additional compensation for service on the Board of Directors or Committees of the Board. Directors who are not employees receive an annual retainer of $12,000 in cash and 750 shares of Common Stock and a Committee retainer (with the exception of the Executive Committee) of $4,000 for each Committee assignment held, and an additional fee for attending Board and Committee meetings (with the exception of Executive Committee meetings) of $1,000 and $500, respectively. Members of the Executive Committee do not receive an annual retainer for Executive Committee membership but do receive a $750 meeting fee. Chairmen of the Audit, Nominating and Compensation Committees are paid an additional annual fee of $2,500.

     Under the Company's 1996 Stock Plan for Non-Employee Directors, a director may elect to receive all or any part of cash fees in the form of Common Stock or deferred stock. Deferred stock may be deferred to any subsequent year or until such individual ceases to be a director. Dividend equivalents are paid on deferred shares and may be received in cash or reinvested in additional deferred shares. Seven directors elected to defer fees under this plan in 1997.

     Under the 1996 Stock Plan for Non-Employee Directors, all nonemployee directors receive an annual stock option grant of 4,000 shares of the Company's Common Stock. The options are exercisable on the date of grant and remain exercisable for ten years so long as the director remains a director of the Company. The exercise price is equal to the fair market value of the stock on the date of grant as defined by the Plan.

     All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any Committee or otherwise by reason of their being a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly-compensated executive officers of the Company for the three fiscal years ended December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL
                                                COMPENSATION             LONG-TERM COMPENSATION
                                          -------------------------    --------------------------
                                                                        RESTRICTED
                                                                          STOCK
       NAME AND PRINCIPAL                                 BONUS        AWARDS(2)(3)      STOCK          ALL OTHER
            POSITION              YEAR    SALARY(1)    (YR. EARNED)    (YR. EARNED)    OPTIONS(4)    COMPENSATION(5)
       ------------------         ----    ---------    ------------    ------------    ----------    ---------------
Keith E. Bailey                   1997    $675,000       $325,000        $337,509(6)    100,000          $ 9,600
  Chairman, President and         1996     675,000        275,000         675,356(6)    150,002            9,914
  Chief Executive Officer         1995     572,000        250,000         573,950(6)    150,002           13,740
Stephen L. Cropper                1997    $350,000       $122,500        $ 52,500        60,000          $ 9,600
  Chairman, President,            1996     310,250        136,006          58,288        60,002            9,914
  and Chief Executive Officer,    1995     290,000        194,516          51,221        75,002           13,740
  Williams Energy Group
Brian E. O'Neill                  1997    $340,000       $119,000        $ 51,000        40,000          $54,343(7)
  Chairman and President,         1996     326,000        163,876          70,233        60,002           53,743(7)
  Williams Interstate Natural     1995     313,600        239,640          70,560        45,000           58,483(7)
  Gas Systems, Inc.
John C. Bumgarner, Jr.            1997    $325,000       $113,750        $ 48,750        40,000          $ 9,600
  Senior Vice President,          1996     307,450        161,412          69,176        60,002            9,914
  Corporate Development           1995     279,450        246,712         312,846(8)     75,002           13,740
  & Planning
Jack D. McCarthy                  1997    $320,000       $112,000        $ 48,000        40,000          $ 9,600
  Senior Vice President,          1996     269,950        141,724          60,739        60,002            9,914
  Finance and Chief               1995     235,450        123,612          52,976        60,002           13,740
  Financial Officer

---------------

(1) Messrs. Bumgarner and O'Neill have elected to defer a portion of their salary in the form of deferred stock. Under this elective deferral, Mr. Bumgarner has been credited with 21,222 deferred shares and Mr. O'Neill has been credited with 1,654 deferred shares. Such deferred shares are also reflected in the amounts shown in footnote 3. Such amounts credited include deferred shares representing the value of both deferred salary and reinvested dividends on such shares.

(2) Amounts reported in this column include the dollar value of deferred and restricted stock awards under the terms of the Company's 1996 Stock Plan and 1990 Stock Plan as of the date such awards were granted. Executive incentive compensation program awards converted to deferred stock are based on the 52-week average stock price for the award year. Receipt of deferred stock is deferred for approximately three years.

(3) The total number of restricted shares held and the aggregate market value at December 31, 1997, were as follows: Mr. Bailey, 336,500 shares valued at $9,590,250 and Mr. Bumgarner, 30,000 shares valued at $855,000. The total number of shares of deferred stock held and the aggregate market value at December 31, 1997, were as follows: Mr. Bailey, 71,328 shares valued at $2,032,848; Mr. Cropper, 27,110 shares valued at $772,635; Mr. O'Neill, 60,458 shares valued at $1,723,053; Mr. Bumgarner, 81,332 shares valued at $2,317,962; and Mr. McCarthy, 8,210 shares valued at $233,985. Aggregate market value was calculated using $28.50 per share, the closing price of the Company's Common Stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal for December 31, 1997. Dividends are paid on the restricted shares, and dividend equivalents are paid on deferred stock at the same time and at the same rate as dividends paid to stockholders generally.

(4) Adjusted to reflect stock splits.

(5) Consists of contributions made by the Company to the Investment Plus Plan, a defined contribution plan, on behalf of each of the named executive officers, except as noted in Note 7.

(6) Represents 39,300 shares of restricted stock valued at December 31, 1995 ($14.6045) awarded in 1996 as 1995 incentive compensation and 36,200 shares of restricted stock valued at December 31, 1996 ($18.6563) awarded in 1997 as 1996 incentive compensation and 14,722 shares of restricted stock valued at December 31, 1997 ($22.9255) awarded in 1998 as 1997 incentive compensation instead of the cash and deferred stock incentive compensation received by other executive officers, in each case adjusted to reflect stock splits. The restrictions on Mr. Bailey's restricted stock awards lapse in 2002.

(7) Includes an annual payment of $44,743 from Transcontinental Gas Pipe Line Corporation, a subsidiary of the Company, under the terms of a separation of employment agreement between Mr. O'Neill and Transco Energy Company, dated November 24, 1987.

(8) Includes 30,000 shares of restricted stock (adjusted to reflect stock splits) valued at the market price on date of grant ($8.3335) and awarded as a special bonus in 1995.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information concerning the grant of stock options during the last fiscal year to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS(1)(2)
                                                  -----------------------------------------------------
                                                  NUMBER    PERCENT OF TOTAL
                                                    OF      OPTIONS GRANTED     EXERCISE
                                                  OPTIONS   TO EMPLOYEES IN       PRICE      EXPIRATION      GRANT DATE
                      NAME                        GRANTED     FISCAL YEAR      (PER SHARE)      DATE      PRESENT VALUE(3)
                      ----                        -------   ----------------   -----------   ----------   ----------------
Keith E. Bailey                                   33,332          0.50%         $22.6875      03/20/07        $265,656
                                                  33,334          0.50           23.0000      07/26/07         251,338
                                                  33,334          0.50           27.3750      11/20/07         290,006
                                                  -------         ----                                        --------
                                                  100,000         1.50%                                       $807,000
                                                  =======         ====                                        ========
Stephen L. Cropper                                20,000          0.30%         $22.6875      03/20/07        $159,400
                                                  20,000          0.30           23.0000      07/26/07         150,800
                                                  20,000          0.30           27.3750      11/20/07         174,000
                                                  -------         ----                                        --------
                                                  60,000          0.90%                                       $484,200
                                                  =======         ====                                        ========
Brian E. O'Neill                                  13,332          0.20%         $22.6875      03/20/07        $106,256
                                                  13,334          0.20           23.0000      07/26/07         100,538
                                                  13,334          0.20           27.3750      11/20/07         116,006
                                                  -------         ----                                        --------
                                                  40,000          0.60%                                       $322,800
                                                  =======         ====                                        ========
John C. Bumgarner, Jr.                            13,332          0.20%         $22.6785      03/20/07        $106,256
                                                  13,334          0.20           23.0000      07/26/07         100,538
                                                  13,334          0.20           27.3750      11/20/07         116,006
                                                  -------         ----                                        --------
                                                  40,000          0.60%                                       $322,800
                                                  =======         ====                                        ========
Jack D. McCarthy                                  13,332          0.20%         $22.6875      03/20/07        $106,256
                                                  13,334          0.20           23.0000      07/26/07         100,538
                                                  13,334          0.20           27.3750      11/20/07         116,006
                                                  -------         ----                                        --------
                                                  40,000          0.60%                                       $322,800
                                                  =======         ====                                        ========

---------------

(1) Adjusted to reflect the two-for-one stock split on December 29, 1997.

(2) Options granted in 1997 vested in February 1998 pursuant to a provision for accelerated vesting, as discussed in the Compensation Committee Report on Executive Compensation included herein. The Company granted these options under its 1996 Stock Plan.

(3) The grant date present value is determined using the Black-Scholes option pricing model. The present value, as of the date of grant, calculated using the Black-Scholes model, is based on assumptions about future stock price volatility and dividend yield. The model does not take into account that the stock options are subject to vesting restrictions and that executives cannot sell their options. The calculations assume an expected volatility of 23 percent, a risk-free rate of return of 6.1 percent, a dividend yield of 2.4 percent and an exercise date at the end of the contractual term in 2007. The actual value, if any, that may be realized by an executive will depend on the market price of the Company's Common Stock on the date of exercise. The dollar amounts shown are not intended to forecast possible future appreciation in the Company's stock price.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides certain information on stock option exercises in 1997 by the named executive officers and the value of such officers' unexercised options at December 31, 1997 (all options have been adjusted to reflect stock splits):

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF UNEXERCISED,
                                                                 NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                              SHARES ACQUIRED     VALUE      ------------------------------   ---------------------------
            NAME                ON EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE
            ----              ---------------   ----------   -----------   ----------------   -----------   -------------
Keith E. Bailey.............       55,200       $  783,150     935,406         100,000        $26,659,071    $2,850,000
Stephen L. Cropper..........            0                0     368,940          60,000         10,514,790     1,710,000
Brian E. O'Neill............            0                0     254,404          40,000          7,250,514     1,140,000
John C. Bumgarner, Jr. .....            0                0     232,074          40,000          6,614,109     1,140,000
Jack D. McCarthy............      114,208        1,060,926           0          40,000                  0     1,140,000

---------------

(1) Based on the closing price of the Company's Common Stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal for December 31, 1997 ($28.50), less the exercise price. The values shown reflect the value of options accumulated over periods of up to ten years. Such values had not been realized at that date and may not be realized. In the event the options are exercised, their value will depend upon the value of the Company's Common Stock on the date of exercise.

(2) These options subsequently vested in February 1998 pursuant to a provision for accelerated vesting, as discussed in the Compensation Committee Report on Executive Compensation included herein.

RETIREMENT PLAN

     The Company's Pension Plan is a noncontributory, tax-qualified defined benefit plan subject to the Employee Retirement Income Security Act of 1974. The Pension Plan generally includes salaried employees of the Company who have completed one year of service. Except as noted below, executive officers of the Company participate in the Pension Plan on the same terms as other full-time employees.

     The normal retirement benefit is a monthly annuity determined by averaging compensation during the four calendar years of employment with the highest compensation within the ten calendar years preceding retirement. Covered compensation includes amounts in the Bonus and Restricted Stock Awards columns of the Summary Compensation Table (as to deferred stock only and restricted stock in the case of Mr. Bailey). Normal retirement age is 65. Early retirement may be taken with reduced benefits beginning as early as age 55. At retirement, employees are entitled to receive a single-life annuity or one of several optional forms of settlement having an equivalent actuarial value to the single-life annuity.

     The Internal Revenue Code of 1986, as amended (the "Code"), currently limits the pension benefits that can be paid from a tax-qualified defined benefit plan, such as the Pension Plan, to highly compensated individuals. These limits prevent such individuals from receiving the full pension benefit based on the same formula as is applicable to other employees. As a result, the Company has adopted an unfunded Supplemental

Retirement Plan to provide a supplemental retirement benefit equal to the amount of such reduction to every employee whose benefit payable under the Pension Plan is reduced by Code limitations, including the executive officers named in the Summary Compensation Table.

     The following schedule illustrates projected annual retirement benefits based on the formula effective June 11, 1996, payable under both the tax-qualified and the supplemental retirement plans based on various levels of final average annual remuneration and years of service. The benefits are not subject to deduction for any offset amounts:

                               PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                                 ------------------------------------------------------
         REMUNERATION               15         20         25         30          35
         ------------            --------   --------   --------   --------   ----------
$  400,000                       $109,022   $145,363   $181,703   $218,044   $  254,385
   600,000                        164,522    219,363    274,203    329,044      383,885
   800,000                        220,022    293,363    366,703    440,044      513,385
 1,000,000                        275,522    367,363    459,203    551,044      642,885
 1,200,000                        331,022    441,363    551,703    662,044      772,385
 1,400,000                        386,522    515,363    644,203    773,044      901,885
 1,600,000                        442,022    589,363    736,703    884,044    1,031,385
 1,800,000                        497,522    663,363    829,203    995,044    1,160,885

     As of December 31, 1997, the years of credited service under the Pension Plan for the executive officers named in the Summary Compensation Table were:
Mr. Bailey, 24; Mr. Cropper, 23; Mr. O'Neill, 10; Mr. Bumgarner, 21; and Mr. McCarthy, 11.

EMPLOYMENT AGREEMENTS

     As authorized by the Board of Directors, the Company has separate employment agreements with certain of the executive officers named in the Summary Compensation Table and certain other individuals. Each agreement is for a term of thirty months, renewing monthly on an "evergreen" basis unless terminated under various termination options.

     The agreements provide that if the Company terminates the agreement, other than for cause, as defined, for disability, as defined, or on less than thirty-months' notice or the executive terminates the agreement for breach by the Company, including good reason, as defined, then, subject to the duty to mitigate, the executive shall be entitled to receive damages for breach of the agreement, consisting of (i) a cash payment equal to the executive's compensation, including incentive compensation, that would have been paid during the thirty-month notice period, assuming certain increases; (ii) an increase in the executive's retirement benefits based upon an additional five years of age and credited service; (iii) continuation of the executive's participation in insurance and other fringe benefit plans of the Company, or the provision of equivalent benefits, for a period of five years; and (iv) payment of an amount equal to nonvested contributions to certain other benefit plans of the Company. The Company does not believe that any of such payments would constitute "parachute payments" as defined in Section 280G of the Code and, therefore, would not be subject to the excise tax imposed under the Code. However, in the event the payments are determined to be subject to such tax, the agreements provide that the Company will pay an additional cash amount sufficient to pay such tax.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of independent outside directors. The Committee is responsible for overseeing and administering the Company's executive compensation program.

COMPENSATION POLICY

     The executive compensation program of the Company is designed to serve the interests of the Company and its stockholders by aligning executive compensation with stockholder objectives and to encourage and reward management initiatives and performance. Specifically, the executive compensation program seeks to:

          (i) implement compensation practices that allow the Company to attract and retain qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the growth and success of the Company by providing flexibility to compensate individual performance; and

          (iii) directly align the interests of executives with the interests of stockholders through compensation opportunities in the form of ownership of Common Stock or Common Stock equivalents.

     These objectives are met through a program comprised of base salary; annual cash bonus and deferred stock opportunities directly tied to individual performance as well as consolidated and operating company performance; and long-term incentive opportunities primarily in the form of stock options and the selective use of deferred and restricted stock. Compensation decisions with respect to those executives named in the Summary Compensation Table are made by the Committee.

COMPENSATION PROGRAM

     Base Salary. Base salary ranges for the Company's executive officers, including those named in the Summary Compensation Table, were targeted at the 50th percentile of salary survey results. For this purpose, the Company uses compensation survey information relevant to companies of similar size and to companies in similar industries supplied by nationally known compensation consulting firms. Other information concerning overall compensation levels and forms, such as total cash compensation and stock option award information is also used by the Committee in making compensation decisions.

     The Committee considers base salary adjustments for each of the Company's executive officers annually. The Committee also approves annually a merit increase budget for all officers. For 1997, the merit increase budget approved for executive employees was 4.0 percent. This target was arrived at after a review of survey data indicating that estimated 1997 base salary increases for executives would range from 4.0 to 4.3 percent. Within this framework, base salary increases for the Company's executive officers ranged from 0 to 4 percent, excluding adjustment increases. The average 1997 merit increase for such officers was 3.4 percent. Specific increases for individual executive officers involve consideration of certain subjective factors, principally the performance of such executive over the prior compensation period.

     Cash Bonus and Deferred Stock. The bonus arrangement for Mr. Bailey is discussed elsewhere herein. The other executive officers of the Company, including those named in the Summary Compensation Table, are eligible each year for cash and deferred stock bonuses. Each executive officer has a maximum target opportunity that is a percentage of base salary that can be earned if stretch performance targets are met. The target opportunity percentages vary by level of management. The percentages of base salary used for this purpose range from 20 percent for manager level participants to 100 percent for executive officers. Maximum bonus targets are set as a percentage of base salary such that the combined base salary and maximum bonus approximate the 75th percentile of total annual compensation (base salary plus annual bonus) relative to survey data on comparably sized companies and companies in similar industries, when stretch performance is achieved. The four components of the award formula are personal performance, performance to plan, performance to peers and shareholder return. Awards are earned based on the extent to which preestablished performance targets are achieved. Each component is weighted, with the sum of the weights for the four components totaling one. The components are weighted differently for each level of management depending on the Committee's subjective judgment as to the particular level of management's ability to influence performance for a given award component. An executive officer's award for a given year is the sum of the product of (i) the percentage actual performance bears to targeted performance (the "performance factor"); (ii) the applicable weight of the component; (iii) the target opportunity percentage; and (iv) the participant's base salary, for each of the four components.

     The performance targets for the performance to plan and performance to peers components are set by the Committee at threshold, plan and stretch levels at the beginning of each year. The plan level represents a targeted level of performance for the plan year as submitted by the respective business units and as approved by the Committee in January of the plan year. Threshold and stretch levels represent the Committee's subjective assessment of performance below which there should be no bonus (the threshold target) and performance at which the full bonus potential should be paid (the stretch target). If performance is at plan, the performance factor used to calculate the award is normally 50 percent. Performance above or below plan results in awards representing a linear increase/decrease from plan to stretch and from plan to threshold depending upon where actual performance falls. Where results exceed stretch, the performance factor applied is within the sole discretion of the Committee, although, except in unusual circumstances, the performance factor may not exceed 100 percent of the award potential. Except in unusual circumstances, there are no awards for performance below threshold.

     The personal performance assessment for each executive officer is based on a subjective analysis of the individual's performance with consideration given to such factors as significant business decisions, innovative achievements and timely completion of projects within budgeted ranges, among other things. The performance to plan performance factor for 1997 was tied to net income attributable to Common Stock for the Company's executives and operating profit and/or revenue of the individual operating companies for executives in these units. The performance to peers performance factor was tied to consolidated return on equity for the Company's executives and either return on equity, return on assets, revenue, operating profit or consolidated return on equity of the individual operating companies for executives in these units. Shareholder return performance was tied to stock price performance and dividends. The Committee retains the discretion to adjust reported performance to allow for extraordinary, nonrecurring factors.

     Once the award is determined for each executive officer as described above, 70 percent of the award is paid in cash and 30 percent is deferred and paid in stock. The 30 percent mandatory deferred portion vests approximately three years from the award date. Deferred stock is normally forfeited if the executive terminates employment for any reason other than retirement, disability or death prior to the end of the deferral period. Executive officers also have the option to defer all or a portion of the cash award. Participants who elect to defer all or a portion of the cash award may elect to defer for up to five years from the award date. Deferred stock cannot be sold or otherwise disposed of until the applicable deferral period lapses. Dividend equivalents are paid on deferred stock. The value of the deferred award is at risk during the deferral period since the value is tied to the stock price.

     Long-term Compensation. The Company's 1996 Stock Plan, approved by the stockholders in 1996, permits the Committee to grant different types of stock-based awards, including deferred stock awards discussed above. The 1996 Stock Plan also provides for stock option awards giving executives the right to purchase Common Stock over a ten-year period at the market value per share of the Company's Common Stock, as defined by the 1996 Stock Plan, as of the date the option is granted. Stock option awards made in 1997 would have cliff vested on January 20, 2002. However, 1997 stock options vested in February 1998 pursuant to a provision for accelerated vesting before such date if the Common Stock price reaches 1.61 times the average stock price on the first business day of January in the award year, for five out of ten consecutive business days. The Committee's objective with respect to stock option awards is to provide a long-term component to overall compensation which aligns the interests of executives with the interests of stockholders through stock ownership. Compensation opportunities in the form of stock options serve this purpose.

     The Committee has established stock option award targets for each level of management participating in the stock option program. The target levels for annual stock option grants have been established based on competitive market practices and range from 50,000 shares for the Chairman, President and Chief Executive Officer to 1,500 shares for manager-level employees. In making decisions on stock option awards, the Committee has available to it information on previous stock option awards granted to its executive officers. Stock option awards are not tied to preestablished performance targets.

     The 1996 Stock Plan also provides for the issuance of restricted stock, which the executive cannot sell or otherwise dispose of until the applicable restriction period lapses. Restricted stock is normally forfeited if the executive terminates employment for any reason other than retirement, disability or death prior to the lapsing of applicable restrictions. The Committee uses restricted stock awards primarily to provide, on a selective basis, a vehicle for tying an element of compensation to the executive's willingness to remain with the Company in a way that aligns the executive's interests with those of the other stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The full Board meets in executive session in November of each year to review Mr. Bailey's performance. The session is conducted without Mr. Bailey present, and the meeting is chaired by the Chairman of the Compensation Committee. The results of this performance review, which are shared with Mr. Bailey, are used by the Compensation Committee in making its review of Mr. Bailey's performance for compensation purposes.

     At Mr. Bailey's request, the Committee did not change Mr. Bailey's base salary in 1997. Mr. Bailey's 1997 base salary is at the low end of survey data for similar size companies.

     As previously mentioned, a special incentive compensation program has been designed for Mr. Bailey. As a result, Mr. Bailey does not participate in the cash bonus and deferred stock programs applicable to other executive officers previously described. In order to weight Mr. Bailey's base compensation more heavily in the form of stock, the incentive compensation program approved for him pays out entirely in restricted stock to the extent earned. The maximum award potential under the program is equal to 100 percent of base salary. The award earned in 1997 and paid in January 1998 was 14,722 shares of restricted stock. This award represents 50 percent of the award potential based on the level of targeted earnings and stock performance achieved and a subjective evaluation of Mr. Bailey's performance. The restricted stock vests in 2002. The restricted stock is forfeited to the extent Mr. Bailey terminates employment prior to the lapse of the restriction period whether due to resignation, voluntary retirement without prior Board consent or termination for cause. The Committee also awarded Mr. Bailey a cash bonus of $325,000 for what the Committee deemed to be particularly outstanding performance in 1997. Under Mr. Bailey's leadership and direction, the Company continued to grow both its energy and communications businesses and introduced performance initiatives designed to increase efficiency of operations and increase responsiveness to customer needs. Also in 1997, the Company's Common Stock appreciated in value approximately 52 percent.

     A stock option grant of 50,000 shares was also approved for Mr. Bailey in 1997. This award represents 100 percent of the target for stock option awards previously established by the Committee for the Chairman, President and Chief Executive Officer position. The specific award, relative to the target, was based on a subjective analysis of Mr. Bailey's performance.

OTHER MATTERS

     Section 162(m) of the Code places a $1 million per person limitation on the tax deduction the Company may take for compensation paid to its Chief Executive Officer and its four other highest paid executive officers, except compensation constituting performance-based compensation, as defined by the Code, is not subject to the $1 million limit. The Committee generally intends to grant awards under the 1996 Stock Plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. In other respects, the Committee expects to take actions in the future that may be necessary to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with other objectives of the Company's compensation program. In doing so, the Committee may utilize alternatives such as deferring compensation to qualify compensation for deductibility and may rely on grandfathering provisions with respect to existing compensation commitments. The Committee believes that approximately $176,000 of Mr. Bailey's compensation, otherwise deductible for 1997, exceeded the deductibility limit.

                                            The Compensation Committee

                                             Thomas H. Cruikshank, Chairman
                                             Glenn A. Cox
                                             Patricia L. Higgins
                                             W. R. Howell
                                             Jack A. MacAllister
                                             Gordon R. Parker

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends) with the cumulative total return of the S&P Corporate-500 Stock Index and the S&P Natural Gas Index for the period of five fiscal years commencing January 1, 1993:

                                                    The Williams
               Measurement Period                    Companies,                         S&P Natural
             (Fiscal Year Covered)                      Inc.            S&P 500             Gas
12/31/92                                                    100.00            100.00            100.00
12/31/93                                                    127.95            110.08            118.73
12/31/94                                                    135.91            111.53            113.28
12/31/95                                                    244.81            153.45            160.20
12/31/96                                                    322.63            188.68            212.90
12/31/97                                                    501.55            251.63            251.19

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of share of Common Stock of the Company and the percentage represented by such number of each person who is known to the Company to own beneficially 5 percent or more of the Company's Common Stock. The Company obtained certain information in the table from filings made with the Securities and Exchange Commission.

                                                               NUMBER OF
                                                               SHARES OF      PERCENT
                      NAME AND ADDRESS                        COMMON STOCK    OF CLASS
                      ----------------                        ------------    --------
The Capital Group Companies, Inc.(1)........................   22,989,900       7.2%
333 South Hope Street
Los Angeles, California 90071

---------------

(1) Filings with the Securities and Exchange Commission indicate that Capital Research and Management Company, a wholly owned subsidiary of The Capital Group Companies, Inc., beneficially owns 15,974,600 shares of the Company's Common Stock and that these Shares are included in the 22,989,900 shares beneficially owned by Capital Research and Management Company. Such filings indicate that neither The Capital Group Companies, Inc. nor Capital Research and Management Company have investment power or voting power over any of these securities.

     The following table sets forth, as of March 27, 1998, the amount of the Company's Common Stock beneficially owned by each of its directors, each of the executive officers named in the Summary Compensation Table and by all directors and nominees and executive officers as a group.

                                                                         SHARES
                                                                       UNDERLYING
                                                      SHARES OF          OPTIONS
                                                    COMMON STOCK       EXERCISABLE               PERCENT
                                                   OWNED DIRECTLY        WITHIN                    OF
          NAME OF INDIVIDUAL OR GROUP            OR INDIRECTLY(1)(2)   60 DAYS(3)      TOTAL      CLASS
          ---------------------------            -------------------   -----------   ---------   -------
Keith E. Bailey................................         738,498         1,035,406    1,773,904       *
John C. Bumgarner, Jr..........................         567,236           272,074      839,310       *
Glenn A. Cox...................................           7,500(4)         32,008       39,508       *
Stephen L. Cropper.............................          89,438           428,940      518,378       *
Thomas H. Cruikshank...........................           5,457            46,006       51,463       *
William E. Green...............................               0                 0            0       *
Patricia L. Higgins............................           2,510            23,382       25,892       *
W. R. Howell...................................           3,761             4,000        7,761       *
Robert J. LaFortune............................          45,907(4)         28,006       73,913       *
James C. Lewis.................................          71,924             1,334       73,258       *
Jack A. MacAllister............................          16,455            16,004       32,459       *
Frank T. MacInnis..............................               0                 0            0       *
Jack D. McCarthy...............................         147,110            40,000      187,110       *
Peter C. Meinig................................          12,702(4)         26,008       38,710       *
Brian E. O'Neill...............................          64,274           294,404      358,678       *
Kay A. Orr.....................................           5,157            40,006       45,163       *
Gordon R. Parker...............................           9,277            58,006       67,283       *
Joseph H. Williams.............................         557,422(4)         20,008      577,430       *
All directors and executive officers as a group
  (22 persons).................................       2,673,450         2,980,401    5,653,851     2.0%

---------------

 *  Less than 1 percent.

(1) Includes shares held under the terms of incentive and investment plans as follows: Mr. Bailey, 593,636, including 171,086 over which he has sole voting and investment power; Mr. Bumgarner, 327,675, including 216,343 over which he has sole voting and investment power; Mr. Cropper, 60,721, including

    33,611 over which he has sole voting and investment power; and Mr. O'Neill, 72,729, including 12,271 over which he has sole voting and investment power.

(2) Includes shares held under the terms of compensation plans over which directors have no voting or investment power as follows: Thomas H. Cruikshank, 3,657; Patricia L. Higgins, 2,510; James C. Lewis, 3,252; Jack
    A. MacAllister, 1,410; Peter C. Meinig, 3,252; and Kay A. Orr, 2,078.

(3) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days. The shares indicated represent stock options granted under the Company's Stock Plans. Shares subject to option cannot be voted.

(4) Includes shares held in trust as follows: Mr. Cox, 7,500 shares; Mr. LaFortune, 43,194 shares; Mr. Meinig, 6,450 shares; and Mr. Williams, 24,600 shares. Each individual has voting and investment power over such shares.

     No director or officer of the Company owns beneficially any securities of the Company's subsidiaries other than directors' qualifying shares.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed, subject to stockholder approval, the firm of Ernst & Young LLP, independent public accountants, as the independent auditor of the Company for calendar year 1998. The firm of Ernst & Young LLP and its predecessor has served the Company in this capacity for many years. Management recommends a vote "FOR" the ratification of Ernst & Young LLP as auditors for 1998.

     A representative of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than 10 percent of the Company's stock to file certain reports with the SEC and the New York Stock Exchange concerning their beneficial ownership of the Company's equity securities. The SEC regulations also require that a copy of all such
Section 16(a) forms filed must be furnished to the Company by the executive officers, directors and greater than 10 percent stockholders. Based on a review of the copies of such forms and amendments thereto received by the Company with respect to 1997, the Company is not aware of any late filings.

STOCKHOLDER PROPOSALS FOR 1999

     In order for a stockholder proposal to be considered for inclusion in the Company's 1999 Proxy Statement, such proposal must be received by the Company no later than December 1, 1998. The proposal should be addressed to the Secretary, The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement in accordance with applicable law. It is suggested that such proposals be sent by certified mail, return receipt requested.

GENERAL

     The Company knows of no matters to be presented at the meeting other than those included in the Notice. Should any other matter requiring a vote of stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in what they consider the best interests of the Company. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

                                           By Order of the Board of Directors

                                                David M. Higbee
                                                   Secretary

Tulsa, Oklahoma
March 30, 1998

COMMAND FINANCIAL PRESS CORP. - NEW YORK (212) 274-0070  REV 02.0  11:40 3/23/98   BG/NM     11793      PROXY, 2
WILLIAMS COMPANIES - PROXY CARD (FIRST CHICAGO/REGULAR)




----------------------------------------------------------------------------------------------------------------------------------

 [X] PLEASE MARK YOUR                                                                                                   1296
     VOTES AS IN THIS
     EXAMPLE.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
 VOTED FOR PROPOSALS 1 AND 2.

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                     FOR           WITHHELD                                FOR    AGAINST  ABSTAIN
                   -------         -------                               -------  -------  -------
 f. Election of                             2. Ratification of Ernst &                              3. In the direction of one or
    Directors.                                 Young LLP as auditors                                   more of said proxies upon
    (see reverse) --------         -------     for 1998.                 -------  -------  -------     any other business as may
 For, except vote withheld from the following                                                          properly come before the
 nominee(s):                                                                                           meeting and any adjournments
                                                                                                       thereof.
 ------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------



                                                                                                      Change of address.-------
                                                                                                      See reverse side.

                                                                                                                        -------



                                                                                               The signer hereby revokes all
                                                                                               proxies heretofore given by the
 SIGNATURE(S)                                                    DATE                          signer to vote at said meeting or
              ----------------------------------------------           ------------------      any adjournments thereof.
 NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

----------------------------------------------------------------------------------------------------------------------------------

                                     PROXY

                          THE WILLIAMS COMPANIES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 1998

The undersigned stockholder of The Williams Companies, Inc. hereby appoints KEITH E. BAILEY, JACK D. McCARTHY and WILLIAM G. VON GLAHN, jointly and severally with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Williams Companies, Inc. to be held on the 21st day of May, 1998, and at any and all adjournments thereof, on all matters coming before said meeting.

Election of Directors, Nominees:             (change of address/comments)
Glenn A. Cox
Thomas H. Crulkshank                         ----------------------------
William E. Green
Patricia L. Higgins                          ----------------------------
Frank T. MacInnis
Gordon R. Parker                             ----------------------------
Joseph H. Williams                          (If you have written in the above
                                             space, please mark the
                                             corresponding box on the reverse
                                             side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxy cannot be voted unless you sign, date and return this card.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------